SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) - June 21, 1999


                               MARKET GUIDE INC.
             (Exact name of registrant as specified in its charter)



   New York 291525-NY                                       11-2646081
(State or other jurisdiction                      (Commission File (IRS Employer
          of incorporation)                         Number) Identification No.)


                       2001 Marcus Avenue, Suite South 200
                          Lake Success, New York 11042
                (Address of principal executive offices) Zip Code




       Registrant's telephone number, including area code: (516) 327-2400
                                 --------------






Item 5.  Other Events.

         On June 23, 1999, Market Guide, Inc., a New York corporation (the "Registrant"), Multex.com, Inc., a Delaware corporation ("Multex"), and Merengue Acquisition Corp., a New York corporation and a wholly owned subsidiary of Multex ("Merengue"), executed an Agreement and Plan of Merger and Reorganization, dated as of June 23, 1999 (the "Merger Agreement"), pursuant to which Merengue will merge with and into the Registrant and the Registrant will continue as a wholly owned subsidiary of Multex (the "Merger"). Under the terms of the Merger Agreement, each outstanding share of Registrant common stock will be exchanged for one share of Multex common stock. The transaction will be accounted for as a pooling of interests and will qualify as a tax-free reorganization. The Merger is expected to close in the fall of 1999 subject to various conditions, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the stockholders of each of the Registrant and Multex. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the joint press release issued by the Registrant and Multex on June 23, 1999 with respect to the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         On June 21, 1999, the Bylaws of the Registrant were amended and restated to provide, among other things, that the offices of Chairman of the Board of Directors and President of the Company may be held by different individuals. A copy of the Amended and Restated Bylaws is attached hereto as
Exhibit 3.1 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro Forma financial information.

                  None.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger and Reorganization, dated as of June 23, 1999, by and among Market Guide Inc., Multex.com, Inc. and Merengue Acquisition Corp.

                  3.1 Amended and Restated Bylaws of Market Guide Inc., dated as of June 21, 1999.

                  99.1 Press Release issued by Market Guide Inc. and Multex.com, Inc. on June 23, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             MARKET GUIDE INC.


Dated:  June 29, 1999                       By:    /s/ Homi M. Byramji
                                         ---------------------------------------
                                            Name:        Homi M. Byramji
                                            Title:       President and
                                                         Chief Executive Officer

                                  Exhibit Index

Exhibit No.       Description

2.1 Agreement and Plan of Merger and Reorganization, dated as of June 23, 1999, by and among Market Guide Inc., Multex.com, Inc. and Merengue Acquisition Corp.

3.1  Amended and Restated Bylaws of Market Guide Inc., dated as of June 21, 1999

99.1 Press Release issued by Market Guide Inc. and Multex.com, Inc. on June 23, 1999.

                                   EXHIBIT 2.1




June 29, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Market Guide Inc.
         Current Report on Form 8-K


Ladies and Gentlemen:

         On behalf of Market Guide Inc., we hereby submit via electronic transmission, pursuant to the Securities Exchange Act of 1934, as amended, one complete copy of the Company's Current Report on Form 8-K, together with the exhibits thereto.

         Should you have any questions concerning the foregoing or require any additional information, please contact the undersigned at (516) 327-2400.

Very truly yours,


/s/




Enclosures
cc:  Robert B. Stebbins
     Steven A. Seidman

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                      among


                                MULTEX.COM, INC.


                           MERENGUE ACQUISITION CORP.


                                       and


                                MARKET GUIDE INC.


                            Dated as of June 23, 1999


                                TABLE OF CONTENTS




ARTICLE I.  DEFINITIONS...........................................................................................2
       SECTION 1.1.  Certain Defined Terms........................................................................2

ARTICLE II.  THE MERGER...........................................................................................6
       SECTION 2.1.  The Merger...................................................................................6
       SECTION 2.2.  Closing......................................................................................6
       SECTION 2.3.  Effective Time...............................................................................6
       SECTION 2.4.  Effect of the Merger.........................................................................7
       SECTION 2.5.  Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation........7

ARTICLE III.  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..................................................7
       SECTION 3.1.  Conversation of Shares.......................................................................7
       SECTION 3.2.  Exchange of Shares Other than Dissenting Shares and Treasury Shares..........................8
       SECTION 3.3.  Stock Transfer Books........................................................................10
       SECTION 3.4.  No Fractional Share Certificates............................................................10
       SECTION 3.5.  Options to Purchase Company Common Stock....................................................11
       SECTION 3.6.  Certain Adjustments.........................................................................11
       SECTION 3.7.  Dissenters' Rights..........................................................................12
       SECTION 3.8.  Lost, Stolen or Destroyed Certificates......................................................12
       SECTION 3.9.  Taking of Necessary Action; Further Action..................................................12

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................................13
       SECTION 4.1.  Organization and Qualification; Subsidiaries................................................13
       SECTION 4.2.  Certificate of Incorporation and Bylaws.....................................................13
       SECTION 4.3.  Capitalization..............................................................................13
       SECTION 4.4.  Authority Relative to This Agreement........................................................14
       SECTION 4.5.  No Conflict; Required Filings and Consents..................................................15
       SECTION 4.6.  Permits; Compliance with Laws...............................................................15
       SECTION 4.7.  SEC Filings; Financial Statements...........................................................16
       SECTION 4.8.  Absence of Certain Changes or Events........................................................17
       SECTION 4.9.  Employee Benefit Plans, Labor Matters.......................................................17
       SECTION 4.10.  Pooling; Certain Tax Matters...............................................................20
       SECTION 4.11.  Contracts..................................................................................20
       SECTION 4.12.  Litigation.................................................................................21
       SECTION 4.13.  Environmental Matters......................................................................21
       SECTION 4.14.  Intellectual Property......................................................................21
       SECTION 4.15.  Taxes......................................................................................24
       SECTION 4.16.  Insurance..................................................................................25
       SECTION 4.17.  Properties.................................................................................25
       SECTION 4.18.  Affiliates.................................................................................25
       SECTION 4.19.  Opinion of financial Advisor...............................................................26
       SECTION 4.20.  Brokers....................................................................................26
       SECTION 4.21.  Certain Business Practices.................................................................26
       SECTION 4.22.  Section 912 of the NYBCL Not Applicable....................................................26
       SECTION 4.23.  Business Activity Restriction..............................................................26

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................27
       SECTION 5.1.  Organization and Qualification; Subsidiaries................................................27
       SECTION 5.2.  Certificate of Incorporation and Bylaws.....................................................27
       SECTION 5.3.  Capitalization..............................................................................27
       SECTION 5.4.  Authority Relative to This Agreement........................................................28
       SECTION 5.5.  No Conflict: Required Filings...............................................................29
       SECTION 5.6.  Permits; Compliance with Laws...............................................................29
       SECTION 5.7.  Absence of Certain Changes or Events........................................................30
       SECTION 5.8.  SEC Filings; Financial Statements...........................................................30
       SECTION 5.9.  Pooling; Certain Tax Matters................................................................31
       SECTION 5.10.  Litigation.................................................................................31
       SECTION 5.11.  Taxes......................................................................................32
       SECTION 5.12.  Brokers....................................................................................32
       SECTION 5.13.  Certain Business Practices.................................................................32
       SECTION 5.14.  Section 203 of the DGCL, Not Applicable....................................................32
       SECTION 5.15.  No Prior Activities........................................................................32
       SECTION 5.16.  Employee Benefit Plans; Labor Matters......................................................32
       SECTION 5.17.  Intellectual Property......................................................................34

ARTICLE VI.  COVENANTS...........................................................................................35
       SECTION 6.1.  Conduct of Business by Company Pending the Closing..........................................35
       SECTION 6.2.  Notices of Certain Events...................................................................37
       SECTION 6.3.  Access to Information; Confidentiality......................................................38
       SECTION 6.4.  No solicitation of Transaction..............................................................38
       SECTION 6.5.  Tax-Free Transaction; Pooling...............................................................40
       SECTION 6.6.  Control of Operations.......................................................................40
       SECTION 6.7.  Further Action; Consents; Filings...........................................................40
       SECTION 6.8.  Additional Reports..........................................................................41
       SECTION 6.9.  Tax Information.............................................................................41

ARTICLE VII.  ADDITIONAL AGREEMENTS..............................................................................42
       SECTION 7.1.  Registration Statement; Joiht Proxy Statement...............................................42
       SECTION 7.2.  Stockholders' Meetings......................................................................44
       SECTION 7.3.  Affiliates..................................................................................44
       SECTION 7.4.  Directors' and Officers' Indemnification and Insurance......................................45
       SECTION 7.5.  No Shelf Registration.......................................................................46
       SECTION 7.6.  Public Announcements........................................................................46
       SECTION 7.7.  NNM Listing.................................................................................46
       SECTION 7.8.  Blue Sky....................................................................................46
       SECTION 7.9.  Company Stock Options/Registration Statements on Form S-8...................................46
       SECTION 7.10.  Employee Matters...........................................................................46
       SECTION 7.11.  Iboard Representation......................................................................47

ARTICLE VIII.  CONDITIONS TO THE MERGER..........................................................................47
       SECTION 8.1.  Conditions tot he Obligations of Each Party to Consummate the Merger........................47
       SECTION 8.2.  Conditions to the Obligations of Company....................................................48
       SECTION 8.3.  Conditions to the Obligations of Parent.....................................................49

ARTICLE IX.  TERMINATION, AMENDMENT AND WAIVER...................................................................49
       SECTION 9.1.  Termination.................................................................................49
       SECTION 9.2.  Effect of Termination.......................................................................51
       SECTION 9.3.  Amendment...................................................................................51
       SECTION 9.4.  Waiver......................................................................................52
       SECTION 9.5.  Termination Fee: Expenses...................................................................52

ARTICLE X.  GENERAL PROVISIONS...................................................................................53
       SECTION 10.1.  Non-Survival of Representations and Warranties.............................................53
       SECTION 10.2.  Notices....................................................................................53
       SECTION 10.3.  Severability...............................................................................54
       SECTION 10.4.  Assignment, Binding Effect, Benefit........................................................54
       SECTION 10.5.  Incorporation of Exhibits..................................................................54
       SECTION 10.6.  Governing Law..............................................................................54
       SECTION 10.7.  Waiver of Jury Trial.......................................................................55
       SECTION 10.8.  Headings; Interpretation...................................................................55
       SECTION 10.9.  Counterparts...............................................................................55
       SECTION 10.10.  Entire Agreement..........................................................................55


ANNEXES

ANNEX A                 Company Stockholder Agreement
ANNEX B                Parent Stockholder Agreement
ANNEX C           Form of Company Affiliate Agreement
ANNEX D                Form of Stockholder Affiliate Agreement


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 23, 1999 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among MULTEX.COM, INC., a Delaware corporation ("Parent"), MARKET GUIDE INC., a New York corporation ("Company"), and MERENGUE ACQUISITION CORP. a New York corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"):


                              W I T N E S S E T H:

                  WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "Merger") and have approved and adopted this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of Company have entered into a stockholder agreement (each, a "Company Stockholder Agreement") in the form attached hereto as Annex A;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Company to enter into this Agreement, certain stockholders of Parent have entered into a stockholder agreement (each, a "Parent Stockholder Agreement") in the form attached hereto as Annex B;

                  WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("U. S. GAAP") and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

                  SECTION 1.1. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

                  "Blue Sky Laws" shall mean state securities or "blue sky" laws.

                  "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

                  "Company   Competing   Transaction"  shall  mean  any  of  the
following involving Company (other than the Merger):

                  any merger, consolidation, share exchange, business combina-tion or other similar transaction;

                  any sale, lease, exchange, transfer or other disposition of 33% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

                  any tender offer or exchange offer for 33% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or

                  any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed (other than a group consisting exclusively of those individuals who execute a Company Affiliate Agreement) which beneficially owns or has the right to acquire beneficial ownership of, 33% or more of the outstanding voting securities of such party;

                  any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

                  any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "Company  Disclosure   Schedule"  shall  mean  the  disclosure
schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "Company Material Adverse Effect" shall mean any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, provided, however, that in no event shall a decrease in the trading price of Company Common Stock be considered a Company Material Adverse Effect.

                  "Company Stock Plans" shall mean Company's 1995 Key Employee Incentive Plan and Company's 1995 Independent Director's Stock Incentive Plan.

                  "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of April 26, 1999, between Parent and Company.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "$" shall mean United States Dollars.

                  "Encumbrances" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

                  "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

                  "Environmental  Permit"  shall  mean  any  permit,   approval,
identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Expenses" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

                  "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "NNM" shall mean the Nasdaq National Market.

                  "NSCM" shall mean the Nasdaq Small-Cap Market.

                  "NYBCL" shall mean the New York Business Corporation Law.

                  "Parent  Combination   Transaction"  shall  mean  any  of  the
following involving Parent (other than the Merger):

                  any merger, consolidation, share exchange, business combination or other similar transaction;

                  (A) any sale, lease, exchange, transfer or other disposition of 33% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions or (B) any purchase of assets by Parent, in a single transaction, the consideration for which exceeds $150 million;

                  any tender offer or exchange offer for 33% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or

                  any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 33% or more of the outstanding voting securities of such party;

                  any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

                  any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "Parent Competing Transaction" shall mean any merger, consolidation, business combination or other similar transaction involving Parent in which the other party to such competing transaction required, as a condition to such transaction being effected, that Parent not consummate the transactions contemplated by this Agreement.

                  "Parent   Disclosure   Schedule"  shall  mean  the  disclosure
schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

                  "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, provided, however, that in no event shall a decrease in the trading price of Parent Common Stock be considered a Parent Material Adverse Effect.

                  "Parent  Stock  Plans" shall mean  Parent's  1999 Stock Option
Plan.

                  "Permitted Encumbrances" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

                  "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange
Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Subsidiary" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority ("Taxing Authority"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person.

                  "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.


ARTICLE II.

THE MERGER

                  SECTION 2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NYBCL, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "Surviving Corporation").

                  SECTION 2.2. Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

                  SECTION 2.3. Effective Time. At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Department of State of the State of New York in such form as required by, and executed in accordance with the relevant provisions of, the NYBCL (the date and time of such filing, or such later date and time as may be set forth therein, being the "Effective Time").

                  SECTION 2.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

                  SECTION 2.5. Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                    the Certificate of Incorporation and the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is MARKET GUIDE INC.";

          (a).....the officers of Merger Sub immediately  prior to the Effective
                    Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

          (b).....the directors of Merger Sub immediately prior to the Effective
                    Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

ARTICLE III.

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.1. Conversation of Shares. At the Effective time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

(a) Each share of Common Stock, $.001 par value per share, of Company ("Company Common Stock") issued and outstanding immediately before the Effective Time (excluding (i) shares of Company Common Stock, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall have perfected dissenters' rights in accordance with the NYBCL ("Dissenting Shares"), (ii) those held in the treasury of Company, and (iii) those owned by any wholly owned subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for 1.00 share (the "Exchange Ratio") of common stock, $.01 par value, of Parent ("Parent Common Stock").

(b) Each share of Company Common Stock held in the treasury of Company or owned by any wholly owned subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock
     or other securities of Parent,  the Surviving    Corporation    or   any
     other corporation   shall  be  issuable,   and  no  payment  of  other
     consideration  shall  be made, with respect thereto.

(c) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 100 shares of Surviving Corporation common stock in exchange for the certificate that formerly represented shares of Merger Sub common stock, which shall be surrendered by Parent and cancelled.

  TION 3.2.  Exchange of Shares Other than Dissenting Shares and Treasury Shares

(a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company reasonably acceptable to Company to act as exchange agent for the Merger (the "Exchange Agent") as may be designated by Parent.

(b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holder of Company Common Stock: (i) Certificates of Parent
    Common   Stock    ("Parent    Certificates")representing  the number of
    whole  shares of Parent  Common  Stock  issuable  pursuant to Section  3.01
    (a) in  exchange  for shares of company Common Stock outstanding immediately
    prior  to  the  Effective   Time;  and  (ii) sufficient  funds to permit
    payment in lieu of  fractional  shares  pursuant  to Section  3.04.

(c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("Company Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event no later than three business days after the later to occur of the Effective Time and receipt by Parent of a complete list from Company of the names and addresses of its holders of record): (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding CompanyCertificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

(e) Transfer of Ownership. If any Parent Certificate is to be issued in a name, or cash in lieu of fractional shares paid to a person, other than that in which the Company Certificate surrendered in exchange therefor is registered it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall there-after look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

(g) No  Liability.  Notwithstanding  anything to the contrary in this Section
    3.02,  none of the   Exchange    Agent,  the Surviving Corporation  or any
    party hereto shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

 SECTION 3.3.  Stock Transfer Books.

(a) At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with
    Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

(b) Notwithstanding  anything  to  the  contrary herein, certificates
    surrendered   for exchange  by  any  person   constituting  an affiliate of
    Company shall not be exchanged until Parent shall have received from such Person an affiliate letter as provided in Section 7.03.

                  SECTION 3.4. No Fractional Share Certificates. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

                  SECTION 3.5. Options to Purchase Company Common Stock. At the Effective Time, the Company Stock Plans and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plans or otherwise listed on Schedule 3.05 of the Company Disclosure Schedule ("Company Stock Options"), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option to Company shall be deemed to refer to Parent):

                  the number of shares of Parent Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio;

                  the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

                  in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

         The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Pursuant to the terms of the Company Stock Plans, the execution of this Agreement will result in accelerated vesting of all such options as of the date hereof.

                  SECTION 3.6. Certain Adjustments. If between the date of this Agreement and the Effective Time, (a) the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or (b) the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Schedule 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock except as otherwise permitted pursuant to this Agreement or a correction to such Sections), and if such excess number of shares of Company Common Stock exceeds 1% of the number of shares of Company Common Stock specified in Section 4.03 and disclosed in Schedule 4.03 of the Company Disclosure Schedule, then, in either case, the Exchange Ratio established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to Parent the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                  SECTION 3.7. Dissenters' Rights. Any Dissenting Shares shall not be converted into, or be exchangeable for, the right to receive Parent Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to New York Law unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right of appraisal and payment, as the case may be. Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Neither Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payments with respect to, or settle or offer to settle, any such demand for appraisal rights. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Company Capital Stock, the number of shares of Parent Common Stock to which such shareholder would otherwise be entitled pursuant to this Article III.

                  SECTION 3.8. Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  SECTION 3.9. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

                  SECTION 4.1.  Organization and Qualification; Subsidiaries

(a) Each of Company and each directly and indirectly owned subsidiary of Company (the "Company Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Schedule 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's out-standing capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Schedule 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

                  SECTION 4.2. Certificate of Incorporation and Bylaws. The copies of Company's certificate of incorporation and bylaws previously presented to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

                  SECTION 4.3.  Capitalization

(a) The authorized capital stock of Company consists of 20,000,000 shares of Company Common Stock and no shares of preferred stock ("Company Preferred Stock"). As of the date hereof, (i) 4,801,380 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) no shares of Company Common Stock are held by Company Subsidiaries, (iv) 850,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, (v) no shares of Company Preferred Stock are outstanding, and (vi) 125,000 shares of Company Common Stock are reserved for issuance pursuant to Company's Employee Stock Purchase Plan (the "Company ESPP"), of which 57,788 shares have been issued. The name of each holder of a Company Stock Option, the grant date of each Company Stock Option, the number of shares of Company Common Stock for which each Company Stock Option is exercisable, the vesting or exercise schedule and the exercise price of each Company Stock Option are set forth in Schedule 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans and the Company ESPP and as otherwise set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued,fully paid and non-assessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other entity or person.

(b) The  officers and  directors of Company,  in the aggregate, own  of record
    and beneficially  more  than  forty-one  percent (41%)   of   the   Company
    Common   Stock outstanding, on a fully-diluted basis.

                  SECTION 4.4. Authority Relative to This Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.01), and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  SECTION 4.5.  No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) except as otherwise set forth on
     Schedule 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration
     or   cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation
     of the Merger will not, require any  consent,  approval,   authorization or
     permit  of,  or filing  by  Company  with or notification by Company to,
     any Governmental Entity,   except   pursuant  to   applicable requirements
     of  the  Exchange   Act,  the Securities Act, Blue Sky Laws, the rules and
     regulations   of  the  NSCM,  the  premerger notification  requirements  of
     the HSR  Act, and  the  filing  and   recordation  of  the Certificate  of
     Merger as  required  by the NYBCL.

                  SECTION 4.6.  Permits;  Compliance with Laws.  Company and the
Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since March 1, 1996, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                  SECTION 4.7.  SEC Filings; Financial Statements.

(a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NSCM since January 1, 1995 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "Company Reports") and (B) since January 1, 1995 with any other Governmental Entities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NSCM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circum-stances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NSCM, any other stock exchange or any other comparable Governmental Entity.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consol-idated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

(c)  Except  as and to the  extent  set  forth or reserved against on the
     consolidated balance sheet   of   Company  and  the Company Subsidiaries
     as of February 28, 1999 as reported in the Company Reports, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since February 28, 1999.

                  SECTION 4.8. Absence of Certain Changes or Events. Except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since February 28, 1999, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets,
(y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

                  SECTION 4.9.  Employee Benefit Plans, Labor Matters.
(a) With respect to each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Company (a "Company ERISA Affiliate") pursuant to Code Section 414(b), (c), (m) or (o) is a party, or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code, or to which Company or any Company ERISA Affiliate is a party (the "Company Benefit Plans"), Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS) with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither Company nor any Company Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company ERISA Affiliate could be subject to any material liability (other than for routine benefit liabilities) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law.

(c) Company on behalf of itself and all of the Company ERISA Affiliates hereby represents that: (i)each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received or is currently awaiting receipt of a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Company's knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust;
     (ii) to Company's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

(d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section412(n) of the Code.

(e) With respect to each Company Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

(f) Company has scheduled on Schedule 4.09(f) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of
     (i) all employment agreements with officers and all consulting agreements of Company and each Company ERISA Affiliate providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants which contain "change of control" provisions. Except as set forth in Schedule 4.09(f)of the Company Disclosure Schedule, which discloses the Company's estimate of excess parachute payments based on assumptions described therein, no payment or benefit which will be made by Company or any Company ERISA Affiliate under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code
     Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee orother service provider of Company or any Company ERISA Affiliate to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

(g) Neither Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the knowledge of Company, threatened which may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

(h)  Except  as   required  by  Law,  no  Company  Benefit Plan  provides any of the  following retiree or  post-employment  benefits to any person:
     medical,    disability   or   life insurance benefits.  To Company's
     knowledge, Company and the Company ERISA Affiliates are in compliance  with
     (i) the  requirements of the applicable  health care continuation and
     notice   provisions   of  the   Consolidated Omnibus  Budget Reconciliation
     Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

                  SECTION 4.10. Pooling; Certain Tax Matters. Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent (a) the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC or (b) the Merger from constituting a "reorganization" under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its affiliates is a party or other circumstances relating to Company or any of its affiliates that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.

                  SECTION 4.11. Contracts. Schedule 4.11 of the Company Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company and Company Subsidiaries taken as a whole (each, a "Material Contract"). Except as set forth in Schedule 4.11 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is in material violation of or default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company or a Company Subsidiary and, to the knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  SECTION 4.12. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein.

                  SECTION 4.13. Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of any Environmental Law.

                  SECTION 4.14.  Intellectual Property.

(a) All trademarks, trade names, service marks, trade dress, and all goodwill associated with any of the foregoing, patents, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are herein-after referred to as the "Company Intellectual Property."

(b) The Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications all such existing worldwide, owned by Company and includes details of all due dates for further filings, maintenance, payments or other actions falling due within twelve (12) months of the Closing Date. All of Company's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete.

(c) The Company Intellectual Property consists solely of items and rights which are: (i) owned by Company; or (ii) rightfully used by Company pursuant to a valid license (the "Company Licensed Intellectual Property"), the parties and date of each such license agreement and each material agreement in which Company is the licensor or owner of the subject rights in the agreement being set forth on Schedule 4.14(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

(d) The reproduction, manufacturing, distribution, licensing, sublicensing or sale of any Company Intellectual Property, now used or offered or proposed for use, licensing or sale by Company does not infringe on any patent, copyright, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, of any person and does not constitute a misappropriation of any trade secret. No claims (i) challenging the validity, effectiveness or ownership by Company of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing or sale of the Company Intellectual Property as now used or offered or proposed for use, licensing, sublicensing or sale by Company infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of Company, are threatened by any person or have been made or threatened by any person against the Company's distributors. To the knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

 (e) All Company Intellectual Property has been solely developed by full time employees within the scope of his or her employment with the
     Company. All employee  contribution or   participation  in  the  conception
     and development  of  the  Company   Intellectual Property  on behalf of
     Company constitutes work prepared by an employee within the scope of his or her employment in accordance with applicable federal and state law
     that has  accorded   Company   ownership  of  all tangible  and  intangible
     property  thereby arising.

(f)  Company  is  not,  nor  as a  result  of the execution or delivery of this
     Agreement,  or performance    of   Company's    obligations hereunder,
     will Company be, in violation of any material license, sublicense,
     agreement or instrument to which Company is a party or otherwise   bound,
     nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any material Company Intellectual Property, except for
     violations,    diminutions, terminations  or forfeitures  that would not
     reasonably  be  expected  to have a  Company Material Adverse Effect.

(g) Schedule 4.14(g) of the Company Disclosure Schedule contains a true and complete list of all of Company's internally-developed software programs (the "Company Software Programs"). Company owns full and
     unencumbered   right  and  good,  valid  and marketable  title to such
     Company  Software Programs    and   all    material    Company Intellectual
     Property free and clear of all mortgages,    pledges,    liens,    security
     interests,  conditional  sales agreements or encumbrances.

(h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees on a
     need to know   basis   in   connection    with   the performance of their
     duties to Company, and (iii) to the Company's knowledge, have not been disclosed to any third party.

(i) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, being able to provide specific dates and calculate spans of dates within and between twentieth century and twenty-first century, prior to, including and following January 1, 2000; (ii) operate and will operate in accordance with their specifications and correctly process day and date calculations for dates prior and up to December 31, 1999, and on and after January 1, 2000, prior to, during and after the calendar year 2000; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

(j)  Except   as  set   forth   in  the   Company Disclosure  Schedule,  Company
     does not owe any outstanding or past due royalties or other payments to third parties in respect of Company Licensed Intellectual Property. All royalties or other payments set forth in the Company Disclosure Schedule that have accrued prior to the Closing Date have been paid.

(k) To the Company's knowledge, the Company Software Programs contain no "viruses". For the purposes of this Agreement, "virus" means any
     computer   code   intentionally designed to disrupt,  disable or harm in
     any manner  the  operation  of any  software  or hardware.

                  SECTION 4.15.  Taxes

(a) Company and each of Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its February 28, 1999 balance sheet contained in the Company Reports (the "February 1999 Balance Sheet") for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after February 28, 1999.

(b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

(c) There has been no change in ownership of Company or any Company Subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the February 1999 Balance Sheet are properly computed and reflected.

(d) Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in taxable income for Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(e) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

(f) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

(g) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

(h) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

(i) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any Company
     Subsidiary  has ever been a "personal   holding   company"   within  the
     meaning  of  Section  542 of the  Code  or a "United   Sates   real
     property holding corporation" within the meaning of Section 897 of the Code.

                  SECTION 4.16. Insurance. Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and Company Subsidiaries provide reasonably adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

                  SECTION 4.17. Properties. Company and the Company Subsidiaries
have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K for the period ended February 28, 1999 as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  SECTION 4.18. Affiliates. Schedule 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Company.

                  SECTION 4.19. Opinion of financial Advisor. Donaldson, Lufkin & Jenrette ("Company Financial Advisor") has delivered to the board of directors of Company its opinion to the effect that the Exchange Ratio to be received by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.

                  SECTION 4.20.  Brokers.

                           (a) No broker, finder or investment banker (other than Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Company has heretofore made available to Parent true, complete and correct copies of all agreements between
                                    Company   and  Company   Financial   Advisor
                                    pursuant   to  which   such  firm  would  be
                                    entitled to any payment relating to the Merger.

                           (b) Attached hereto as Schedule 4.20(b) of the Company Disclosure Schedule are true, complete and correct copies of all agreements between Company and the Company Financial Advisor. Other than as attached hereto as Schedule 4.20(b) of the Company Disclosure Schedule, there are no other agreements between Company and the Company Financial Advisor.

                  SECTION 4.21. Certain Business Practices. Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  SECTION 4.22. Section 912 of the NYBCL Not Applicable. The Board of Directors of Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated hereby the provisions of Section 912 of the NYBCL, assuming that Parent and its "associates" and "affiliates" (as defined therein) collectively beneficially own, and have beneficially owned at all times during the five (5) year period prior to the date hereof, less than twenty percent (20%) of the Company Common Stock outstanding.

                  SECTION 4.23. Business Activity Restriction. Except as set forth in Schedule 4.23 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any subsidiary of Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

                  SECTION 5.1.  Organization and Qualification; Subsidiaries

(a) Parent and each directly and indirectly owned subsidiary of Parent, including Merger Sub, (the "Parent Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent and each Parent Subsidiary, including Merger Sub, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Schedule 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's out-standing capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity hat is material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole.

                  SECTION 5.2. Certificate of Incorporation and Bylaws. The copies of each of Parent's and Merger Sub's certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

                  SECTION 5.3.  Capitalization.

(a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock. As of the date hereof (i) 21,843,891 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
     (ii) no shares of Parent Common Stock are held in the treasury of Parent,
     (iii) no shares of Parent Common Stock are held by the Parent Subsidiaries,
     (iv) 3,088,425 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock ("Parent Stock Options"), (v) no shares of Parent preferred stock are issued and outstanding and (vi) 750,000 shares of Parent Common Stock are reserved for issuance pursuant to the Parent ESPP, of which no shares have been issued. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans and the Parent ESPP, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Sub-sidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

(b) The officers and directors of Parent, in the aggregate, own of record and beneficially more than ten percent (10%) of the Parent Common Stock outstanding, on a fully-diluted basis.

                  SECTION 5.4. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Parent Common Stock present at the Parent Shareholders' Meeting and the consent of Parent as sole shareholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms.

                  SECTION 5.5.  No Conflict: Required Filings.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary,
     (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

 (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations
     hereunder   and   the consummation of the Merger will not, require any
     consent,  approval,   authorization  or permit  of,  or  filing  by  Parent
     with or notification by Parent to, any  Governmental Entity,   except
     pursuant  to   applicable requirements   of  the  Exchange   Act,  the
     Securities Act, Blue Sky Laws, the rules and regulations   of  the  NNM,
     the   premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

                  SECTION 5.6. Permits; Compliance with Laws. Parent and the Parent Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the "Parent Permits"), and, as of the date of this Agreement, none of the Parent Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Parent, threatened. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Schedule 5.06 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to result in the suspension or cancellation of any material Parent Permit. Since January 1, 1996, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                  SECTION 5.7. Absence of Certain Changes or Events. Except as otherwise set forth on Schedule 5.07 of the Parent Disclosure Schedule, since
March 17, 1999, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the Merger by Parent, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities, (v) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Parent's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Parent Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent or any Parent Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

                  SECTION 5.8.  SEC Filings; Financial Statements.

(a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since March 17, 1999 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "Parent Reports") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto)contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

(c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of December 31, 1998 as reported in the Parent Reports, none of Parent or any
     Parent Subsidiary    has   any    liabilities or obligations of any nature
     (whether  accrued, absolute,   contingent  or  otherwise)  that would  be
     required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.

                  SECTION 5.9. Pooling; Certain Tax Matters. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent (a) the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC or (b) the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.

                  SECTION 5.10. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein, and, to the knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein.

                  SECTION 5.11. Taxes. Parent and each of Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any Parent Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Parent has provided adequate accruals in accordance with generally accepted accounting principles in its December 31, 1998 balance sheet contained in the Parent Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Parent and the Parent Subsidiaries have no material liability for unpaid Taxes accruing after December 31, 1998.

                  SECTION 5.12. Brokers. No broker, finder or investment banker (other than (BancBoston Robertson Stephens (the "Parent Financial Advisor")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to Company true, complete and correct copies of all agreements between Parent and Parent Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 5.13. Certain Business Practices. Neither Parent nor any Parent Subsidiary nor any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  SECTION 5.14. Section 203 of the DGCL, Not Applicable. The Board of Directors of Parent has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, to this Agreement and the transactions contemplated hereby the provisions of Section 203 of the DGCL, assuming that Company and its "affiliates" (as defined therein) collectively beneficially own, and have beneficially owned at all times during the five (5) year period prior to the date hereof, less than twenty percent (20%) of the Parent Common Stock outstanding.

                  SECTION 5.15. No Prior Activities. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Merger Sub is a wholly owned subsidiary of Parent.

                  SECTION 5.16.  Employee Benefit Plans; Labor Matters.

(a) With respect to each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Parent or any Parent Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Parent (a "Parent ERISA Affiliate") pursuant to Code Section 414(b), (c), (m) or (o) is a party, or with respect to which Parent or any Parent ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code, or to which Parent or any Parent ERISA Affiliate is a party (the "Parent Benefit Plans"), Parent has delivered or made available to Parent a true, complete and correct copy of a summary of such Parent Benefit Plan.

(b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent ERISA Affiliate could be subject to any material liability (other than for routine benefit liabilities) under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law.

(c) Parent on behalf of itself and all of the Parent ERISA Affiliates hereby represents that: (i)each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Parent which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Parent's knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust; and (ii)to Parent's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Benefit Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Parent Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

(d) No Parent Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Parent nor any Parent ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Parent or any Parent ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

(e) With respect to each Parent Benefit Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Parent Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)
     (18)of ERISA).

(f) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

(g) Except as required by Law, no Parent Benefit Plan provides any of the following retiree benefits to any person: medical, disability or life
     insurance  benefits.  To  Parent's knowledge,   Parent  and  the  Parent
     ERISA Affiliates are in material  compliance  with (i)  the   requirements
     of  the  applicable health   care    continuation   and   notice provisions
     of  the   Consolidated   Omnibus Budget  Reconciliation Act of 1985
     ("COBRA") and  the  regulations   (including  proposed regulations)
     thereunder   and   (ii)   the applicable   requirements   of  the   Health
     Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

                  SECTION 5.17.  Intellectual Property.

(a) All trademarks, trade names, service marks, trade dress, and all goodwill associated with any of the foregoing, patents, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Parent's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Parent or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Parent are hereinafter referred to as the "Parent Intellectual Property."

(b) Parent has all rights in Parent Intellectual Property necessary to carry out Parent's current activities. No claims have been asserted or threatened against Parent that challenge the validity or ownership of any Parent Intellectual Property or allege that the use, reproduction, manufacturing, distribution, licensing, sublicensing or sale of Parent Intellectual Property infringes on any intellectual property or proprietary right of any person or constitutes a misappropriation of any trade secret. All of Parent's patents, patent applications, registered trademarks and trademark applications and registered copyrights are in good standing with all fees and filings due as of the Closing Date duly made. Parent owns full and unencumbered rights and good, valid and marketable title to all of Parent's internally developed software.

ARTICLE VI.

COVENANTS

                  SECTION 6.1. Conduct of Business by Company Pending the Closing. Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or (ii) any material property or assets of Company or any Company Subsidiary except (A) transactions pursuant to existing contracts, (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice and
         (C) shares of Company Common Stock issued pursuant to the Company ESPP in the ordinary course of business consistent with past practice;

                                               (i) acquire  (including,  without
                                      limitation, by merger,  consolidation,  or
                                      acquisition   of  stock  or  assets)   any
                                      interest in any corporation,  partnership,
                                      other business  organization  or person or
                                      any  division  thereof,   other  than  the
                                      purchase of assets in the ordinary  course
                                      of business consistent with past practice;
                                      (ii) incur any  indebtedness  for borrowed
                                      money   (other  than   indebtedness   with
                                      respect  to  working  capital  in  amounts
                                      consistent  with past  practice)  or issue
                                      any debt  securities or assume,  guarantee
                                      or   endorse,    or    otherwise   as   an
                                      accommodation  become responsible for, the
                                      obligations  of any person  (other  than a
                                      Company  Subsidiary) for borrowed money or
                                      make any loans or advances material to the
                                      business, assets,  liabilities,  financial
                                      condition  or  results  of  operations  of
                                      Company  and  the  Company   Subsidiaries,
                                      taken as a whole; (iii) terminate,  cancel
                                      or  request  any  material  change  in, or
                                      agree  to  any  material  change  in,  any
                                      Company Material Contract or other License
                                      Agreement,  in each case other than in the
                                      ordinary  course  of  business  consistent
                                      with past practice; (iv) make or authorize
                                      any   capital   expenditure,   other  than
                                      capital   expenditures   in  the  ordinary
                                      course of  business  consistent  with past
                                      practice   that  have  been  budgeted  for
                                      fiscal year 2000 and  disclosed in writing
                                      to  Parent  and  that  are  not,   in  the
                                      aggregate,   in  excess  of  $625,000  for
                                      Company and the Company Subsidiaries taken
                                      as a whole; or (v) enter into or amend any
                                      contract,    agreement,    commitment   or
                                      arrangement   that,  if  fully  performed,
                                      would not be permitted  under this Section
                                      6.01(c);

                  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

                  reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                  amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary;

                  increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees, except for increases in compensation paid to persons who are not directors or officers of Company in the ordinary course of business consistent with past practice;

                           (a) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims,
                                    liabilities  or   obligations   (A)  in  the
                                    ordinary  course of business and  consistent
                                    with   past    practice   or   (B)   claims,
                                    liabilities or obligations  reflected on the
                                    February   1999  Balance  Sheet  or  (C)  as
                                    otherwise set forth on Schedule 6.01 of the Company Disclosure Schedule;

                           (b) except as required by any Governmental Entity, make any material change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                           (c) make any  material  Tax  election  or  settle  or
                               compromise any material Tax liability; or

                           (d) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

                  SECTION  6.2.  Notices of Certain  Events.  Each of Parent and
Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Parent Material Contract or Company Material Contract, respectively; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

                  SECTION 6.3.  Access to Information; Confidentiality.

(a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and shall cause the Parent Subsidiaries and Company Subsidiaries, respectively, to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this
     Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

(b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations
     under   the    Confidentiality Agreement  with  respect to the  information disclosed pursuant to this Section 6.03.

                  SECTION 6.4.  No solicitation of Transaction.

(a) Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this
     Section 6.04 shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this
     Section 6.04 or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another un-solicited, bona fide written proposal regarding a Company Competing Transaction that (i) Company's board of directors shall have concluded in good faith, after considering applicable state law, on the basis of advice of independent outside counsel of nationally recognized reputation, that failure to take such action would not be a proper exercise of the Company's board of directors' fiduciary duties to Company's stockholders under applicable law, (ii) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined in the proper exercise of its fiduciary duties to Company's stockholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed, and (iii) Company's board of directors shall have determined (based upon the opinion of Company's independent financial advisors of nationally recognized reputation) in the proper exercise of its fiduciary duties to Company's stockholders that such Company Competing Transaction provides greater value to the stockholders of Company than the Merger (and Company's independent financial advisors of nationally recognized reputa-tion opine in writing that such Company Competing Transaction is superior from a financial point of view) (any such Company Competing Transaction being referred to herein as a "Company Superior Proposal"). Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Company Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Company Competing Transaction. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

(b) Parent shall not, directly or indirectly, and shall cause its Representa-tives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Parent Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Parent Competing Transaction, or agree to or endorse any Parent Competing Transaction, or authorize or permit any of Parent's Representatives or subsidiaries, or any Representative retained by Parent's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit the board of directors of Parent (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04 or (ii) prior to receipt of the approval by the stockholders of Parent of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Parent Competing Transaction that (i) Parent's board of directors shall have concluded in good faith, after considering applicable state law, on the basis of advice of independent outside counsel of nationally recognized reputation, that failure to take such action would not be a proper exercise of the Parent's board of directors' fiduciary duties to Parent's stockholders under applicable law,
     (ii) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Parent's board of directors shall have determined in the proper exercise of its fiduciary duties to Parent's stockholders that the acquiring party is capable of consummating such Parent Competing Transaction on the terms proposed, and
     (iii) Parent's board of directors shall have determined (based upon the opinion of Parent's independent financial advisors of nationally recognized reputation) in the proper exercise of its fiduciary duties to Parent's stockholders that such Parent Competing Transaction provides greater value to the stockholders of Parent than the Merger (and Parent's independent financial advisors of nationally recognized reputation opine in writing that such Parent Competing Transaction is superior from a financial point of view) (any such Parent Competing Transaction being referred to herein as a "Parent Superior Proposal"). Parent shall notify Company promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Parent Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Parent Competing Transaction. Parent immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Parent Competing Transaction. Parent shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  SECTION 6.5.  Tax-Free Transaction; Pooling.

                           (a) From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from (a) qualifying as a "reorganization" under Section 368(a) of the Code or (b)
                                    being  treated  for   financial   accounting
                                    purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC.

                           (b) Parent shall execute and deliver a certificate, in form reasonably acceptable to Company, signed by an officer of Parent, setting forth factual representations and covenants that will serve as a basis for the tax opinion required under Section 8.02(c) hereof.

                  SECTION 6.6. Control of Operations.  Nothing contained in this
Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                  SECTION 6.7.  Further Action; Consents; Filings.

(a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any con-sents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM and the NSCM,(B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by pro-viding copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

(b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third persons, and use, and cause
     their  respective  subsidiaries to use,   reasonable   efforts  to  obtain
     any consents  from  third   persons   necessary, proper  or  advisable  to
     consummate   the transactions contemplated by this Agreement.

                  SECTION 6.8. Additional Reports. Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections
4.07 and 5.06, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                  SECTION 6.9. Tax Information. Company shall provide the following information to Parent not later than two weeks after the date of this
Agreement: (i) a complete list of the types of Tax Returns being filed by Company and each Company Subsidiary in each taxing jurisdiction, (ii) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, and (iii) a list of any deferred intercompany gain with respect to transactions to which Company or any Company Subsidiary has been a party. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's and Company Subsidiaries' Tax Returns and other records and workpapers relating to Taxes.

ARTICLE VII.

ADDITIONAL AGREEMENTS

                  SECTION 7.1.  Registration Statement; Joiht Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger and (ii) the joint proxy statement with respect to the Merger relating to the special meetings of Company's stock-holders to be held to consider approval of this Agreement and the Merger (the "Company Stockholders' Meeting") and of Parent's stockholders to be held to consider approval of the issuance of Parent Common Stock (the "Share Issuance") to Company's stockholders pursuant to the Merger (the "Parent Stockholders' Meeting") (together with any amendments thereto, the "Joint Proxy Statement"). Copies of the Joint Proxy Statement shall be provided to the NNM in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Joint Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NNM.

(b)  The Joint Proxy  Statement shall include (i) the   approval   of  the
     Merger   and  the recommendation  of the board of directors of Company to
     Company's stockholders that they vote in favor of approval of this Agreement and the Merger, and (ii) the opinion of Company Financial Advisor referred to in Section 4.19. The Joint Proxy Statement shall include the approval of the Share Issuance and the
     recommendation of the board of   directors   of   Parent   to   Parent's
     stockholders  that  they  vote in  favor  of approval of the Share
     Issuance.

(c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stock-holders of Parent and Company, at the time of the Company Stockholders' Meeting, at the time of the Parent Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

(e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stock-holders of Parent and Company, at the time of Company Stockholders' meeting, at the time of the Parent Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

                  SECTION 7.2. Stockholders' Meetings. Company shall call and hold the Company Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement, and Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Stockholders' Meeting on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Except as otherwise contemplated by this Agreement, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the NYBCL or applicable other stock exchange requirements to obtain such approval. Except as otherwise contemplated by this Agreement, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws to effect the Merger.

                  SECTION 7.3.  Affiliates.

(a) Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex C hereto from (i) each person identified in Schedule 4.18 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the knowledge of Company, may be deemed to have become an affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or
     (ii) any person Parent reasonably identifies (by written notice to Company) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such person has executed Affiliate Agreement and regardless of whether such person's name and address appear on Schedule 4.18 of the Company Disclosure Schedule.

(b) Parent will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex D hereto from (i) each officer and director of Parent within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the knowledge of Parent, may be deemed to have become an affiliate of Parent after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

 SECTION 7.4.  Directors' and Officers' Indemnification and Insurance.

 (a) The provisions with respect to indemnification that are set forth in the certificate of incorporation and bylaws of the Surviving
     Corporation  shall  not  be  amended,  repealed or otherwise modified for
     a period  of six  years  from the  Effective Time  in  any  manner   that
     would   affect adversely    the   rights  thereunder of individuals  who at
     or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

(b) From and after the Effective Time, Parent shall indemnify and hold harmless each present and former director and officer of Company (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys'
     fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Company would have been permitted under Delaware law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.

(c)  For  a  period  of  five  years   after  the Effective  Time,  Parent shall
     use its best efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which Company hereby represents is $33,000, and provided
     further, that  if  the  premium  for  such   coverage exceeds such amount,
     Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

(d)  If the Surviving  Corporation  or any of its successors or assigns (i) con-
     solidates  with or merges  into any other  person  and shall not   be   the
     continuing   or   surviving corporation or entity of such  consolidation
     or   merger   or  (ii)   transfers   all  or substantially  all  of  its
     properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.04.

                  SECTION 7.5. No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

                  SECTION 7.6. Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM or the NSCM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 7.7. NNM Listing. Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the Parent Common Stock issued or issuable in connection with the Merger and shall use all reasonable efforts to have such Parent Common Stock approved for quotation on the NNM.

                  SECTION 7.8. Blue Sky. Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

                  SECTION 7.9. Company Stock Options/Registration Statements on Form S-8. Parent shall reserve for issuance the number of shares of Parent Common Stock that will be issuable upon exercise of Company Stock Options assumed pursuant to Section 3.05 hereof. Within 20 business days after the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding. The Company ESPP shall be terminated prior to the Effective Date. Parent shall use reasonable commercial efforts to take any actions necessary on the part of Parent to enable subsequent transactions by persons who formerly held Company Stock Options in Parent Common Stock after the Effective Time to be exempt from the application of Section 16(b) of the Exchange Act, to the extent permitted thereunder.

                  SECTION 7.10. Employee Matters. Simultaneously with the Merger, the Surviving Corporation shall assume all employment agreements and termination benefit agreements and arrangements which are in effect at Company on the date hereof. Company and Parent agree to cooperate and take such reasonable actions as may be required to effect an orderly transition of benefits coverage under Company's 401(k) plan, including but not limited to, termination of such plan. As of the Effective Time, Parent shall cause the Surviving Corporation to honor and satisfy all obligations and liabilities with respect to the Company Benefit Plans. Notwithstanding the foregoing, the Surviving Corporation shall not be required to continue any particular Company Benefit Plan after the Effective Time, and any Company Benefit Plan may be amended or terminated in accordance with its terms and applicable law. To the extent that any Company Benefit Plan is terminated or amended after the Effective Time so as to reduce the benefits that are then being provided with respect to participants thereunder, Parent shall arrange for each individual who is then a participant in such terminated or amended plan to participate in a comparable Parent Benefit Plan in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with Company or any of Company Subsidiaries prior to the Merger for purposes of eligibility and vesting, but excluding benefit accrual or the amount of benefits, (ii) such participants shall participate in the Parent Benefit Plans on terms no less favorable than those offered by Parent to similarly situated employees of Parent and (iii) Parent shall cause any and all pre-existing conditions limitations (to the extent such limitations did not apply to a pre-existing condition under the Company Benefit Plans) and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents.

                  SECTION 7.11. Iboard Representation. Company shall be entitled to designate one individual (the "Company Nominee") to Parent's Board of Directors, who shall be entitled to serve from the Effective Time and until his successor shall be duly elected and qualified.

ARTICLE VIII.

CONDITIONS TO THE MERGER

                  SECTION 8.1. Conditions tot he Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                  this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Company in accordance with the NYBCL and by the requisite vote of the stockholders of Parent in accordance with the rules of the NNM;

                  no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

                  any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                  all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect;

                  The board of directors of Company shall not have revoked, amended or modified, in any adverse respect, its approval of the Merger or its recommendation to Company's stockholders described in Section 7.01(b)(i);

                  The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance;

                  The board of directors of Parent shall not have revoked, amended or modified, in any adverse respect, its approval of the Merger or the Share Issuance or its recommendation to Parent's stockholders described in Section 7.01(b) hereof; and

                  Each of Parent and Company shall have been advised in writing by Ernst & Young LLP as of the date upon which the Effective Time is to occur, in a form and in substance reasonably acceptable to Parent, that the Merger can properly be accounted for as a "pooling of interests" business combination in accordance with U.S. GAAP and the accounting standards of the SEC.

                  SECTION 8.2. Conditions to the Obligations of Company. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

                  Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect;

                  Company shall use its reasonable best efforts to obtain an opinion from its tax counsel substantially to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, under current law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion Company shall use its reasonable best efforts to obtain; and

                  There shall have been no Parent Material Adverse Effect since the date of this Agreement.

                  SECTION 8.3. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

                  Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect; and

                  There shall have been no Company Material Adverse Effect since the date of this Agreement.


ARTICLE IX.

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  by either Parent or Company, if the Effective Time shall not have occurred on or before November 30, 1999; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

(a) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of Company shall have recommended to the stock-holders of Company a Company Competing Transaction or shall have resolved to do so, (iii) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer by its stockholders), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 15 business days of the first announcement or other public knowledge of such Competing Offer or (C) determined that such Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of Section 6.04(a), or (iv) the board of directors of Company resolves to take any of the actions described above;

(b) by Company, if (i) the board of directors of Parent withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Company or its stockholders or shall have resolved to do so,
     (ii) the board of directors of Parent shall have recommended to the stock-holders of Parent a Parent Competing Transaction or shall have resolved to do so, (iii) a Parent Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Parent shall have
     (A) failed to recommend against acceptance of such by its stockholders (in-cluding by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Parent Competing Transaction involving a tender offer or exchange offer by its stockholders), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 15 business days of a request made by the Company following the first announcement or other public knowledge of such offer for a Parent Competing Transaction or a Parent Combination Transaction, or (C) determined that such Parent Competing Transaction was a Parent Superior Proposal and to take any of the actions allowed by clause
     (ii) of Section 6.04(b), or (iv) the board of directors of Parent resolves to take any of the actions described above;

(c) by Parent or Company, if (i) this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) if the Share Issuance shall fail to receive the requisite votes for approval at the Parent Shareholders' Meeting or any adjournment or postponement thereof;

(d) by Parent, 10 days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 10 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

(e) by Company, 10 days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 10 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(h); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

The right of any party  hereto to  terminate  this  Agreement  pursuant  to this
Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                  SECTION  9.2.  Effect of  Termination.  Except as  provided in
Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

                  SECTION 9.3. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company common stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.4. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 9.5.  Termination Fee: Expenses.

(a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party
     incurring   such  Expenses, whether  or not the  Merger is  consummated, except that  Parent and  Company  each shall pay one-half of all Expenses
     incurred solely for   printing,   filing  and   mailing  the Registration
     Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement and any fees required to be paid under the HSR Act.

(b)  In the event that (i) Parent shall terminate this Agreement  pursuant to
     Section  9.01(d) or  (ii)   Parent   shall   terminate   this Agreement
     due  to  a  Terminating   Company Breach pursuant to Section 9.01(g), but
     only if such breach was intentional, then Company shall   pay   to   Parent
     (the "Company Termination Fee") a sum equal to all of Parent's Expenses and an additional amount equal to $4.5 million. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.05(b) if
     Parent shall be in material    breach   of   its    obligations hereunder.
     Any Company Termination Fee shall be paid in same day funds  within  three
     (3) business days of the date of termination.

(c)  In  the  event   that  (i)   Company   shall terminate this Agreement
     pursuant to Section 9.01(e) or (ii) Company shall terminate this Agreement due to a Terminating Parent Breach pursuant to Section 9.01(h), but only if such breach was intentional, then Parent shall pay to Company
     (the   "Parent  Termination  Fee")  a sum  equal  to  all of Company's
     Expenses and an additional amount equal to $4.5 million. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.05(c) if
     Company shall be in material    breach   of   its    obligations hereunder.
     Any Parent Termination Fee shall be paid in same day funds  within  three
     (3) business days of the date of termination.

(d) Parent and Company agree that the agreements contained in Sections 9.05(b) and 9.05(c) above are an integral part of the transaction contemplated by this Agreement and constituted liquidated damages and not a penalty. If Company fails to pay to Parent any fee due under Section 9.05(b), Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment. Similarly, if Parent fails to pay to Company any fee due under Section 9.05(c), Parent shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment.

ARTICLE X.

GENERAL PROVISIONS

                  SECTION 10.1. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 10.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                  if to Company:

                           MARKET GUIDE INC.
                           2001 Marcus Avenue
                           Suite S200
                           Lake Success, New York 11042-1011
                           Attention:  Chief Executive Officer
                           Telecopier:  516-327-2431

                  with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019
                           Attention:       Jack H. Nusbaum, Esq. and
                           Steven A. Seidman, Esq.
                           Telecopier:  212-728-8111

                  if to Parent or Merger Sub:

                           MULTEX.COM, INC.
                           33 Maiden Lane, 5th Floor
                           New York, New York 10038
                           Attention:  Chief Financial Officer
                           Telecopier: 212-742-9561

                  with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, NY 10019
                           Attention:  Alexander D. Lynch, Esq.
                           Telecopier:  (212) 586-7878

                  SECTION 10.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 10.4. Assignment, Binding Effect, Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement, provided, however, that the parties hereto specifically acknowledge that the provisions of Section 7.04, 7.09 and 7.10 hereof are intended to be for the benefit of, and shall be enforceable by, the current and former employees, officers and directors of Company and/or the Company Subsidiaries affected thereby and their heirs and representatives, and the provisions of Sections 3.02(c), 3.04 and 3.05 herein are intended to be for the benefit of, and shall be enforceable by, stockholders of Company affected thereby and their heirs and representatives.

                  SECTION 10.5. Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entitety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable law.

                  SECTION 10.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK.

                  SECTION 10.7. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 10.8. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  SECTION 10.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 10.10. Entire Agreement. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                MULTEX.COM, INC.

                                                         By:
                                 Name:
                                Title:


                                                    MARKET GUIDE INC.

                                                          By:
                                 Name:
                                Title:


                                                     MERENGUE ACQUISITION CORP.


                                                         By:
                                Name:
                               Title:

                          PARENT STOCKHOLDER AGREEMENT
This PARENT STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of June __, 1999 between Market Guide Inc., a New York corporation ("Company"), and the undersigned stockholder ("Stockholder") of Multex.com, Inc., a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Reorganization Agreement described below.

                                    RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of June __, 1999 by and among Parent, Merengue Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") in which each outstanding share of capital stock of Company (the "Company Capital Stock") will be converted into shares of common stock of Parent (the "Parent Common Stock") at the exchange rate set forth in the Reorganization Agreement (the "Transaction");

WHEREAS, in order to induce Company to enter into the Reorganization Agreement and consummate the Transaction, Parent has agreed to use its reasonable best efforts to cause each stockholder of Parent who is an affiliate of Parent to execute and deliver to Company a Parent Stockholder Agreement upon the terms set forth herein; and

WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Parent as is indicated on the signature page of this Agreement (the "Shares").

NOW, THEREFORE, the parties agree as follows:


1.                    Agreement to Retain Shares.
1.1      Transfer and Encumbrance.

(a) Stockholder represents and warrants to Company that (w) Stockholder is the beneficial owner of the Shares; (x) the Shares constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Parent; (y) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances; and (z) Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

(b) Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Reorganization Agreement in accordance with the terms thereof.

1.2 New Shares. Stockholder agrees that any shares of capital stock or voting securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.


2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Parent with respect to any of the following, Stockholder shall vote the Shares and any New Shares, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal, state or foreign court barring such action, in favor of approval and adoption of the Reorganization Agreement and of the Transaction and against any transaction that may prevent or materially impede the Transaction. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from acting in his capacity as a director or officer of Parent, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in its capacity as a stockholder of Parent.

3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Company a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and all New Shares in respect of which Stockholder is entitled to vote at each meeting of the stockholders of Parent (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Company a power of attorney up to and through the Expiration Date to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Company as follows: (a) Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

(b) Until the Expiration Date, Stockholder will not (and will use Stockholder's reasonable best efforts to cause Parent, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder, Parent or any of the same, not to) (i) initiate or solicit, directly or indirectly, any Parent Competing Transaction (as defined in the Reorganization Agreement); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Parent Competing Transaction; (iii) furnish information concerning Parent's business, properties or assets to any corporation, partnership, person or other entity or group (other than Company, or any associate, agent or representative of Company) under any circumstances that could reasonably be expected to relate to an actual or potential Parent Competing Transaction; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Parent Competing Transaction. In the event Stockholder shall receive or become aware of any Parent Competing Transaction subsequent to the date hereof, Stockholder shall promptly inform Company as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating its fiduciary duties.

(c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Parent shall not, and Stockholder hereby unconditionally and irrevocably instructs Parent to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.


5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the purpose and intent of this Agreement.

6. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date or the termination of the Reorganization Agreement in accordance with its terms.

8. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent and to the Stockholder's agents or advisors in connection with the execution and performance of this Agreement.

9.                    Miscellaneous.
9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Parent only with respect to the specific matters set forth herein.

9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

(a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

(b)  if to Company, to:

                  Market Guide Inc.
                  2001 Marcus Avenue
                  Suite S200
                  Lake Success, New York  10042-1011
                  Attention:     Chief Executive Officer
                  Facsimile No:  (516) 327-2431


with a copy to:

Willkie Farr & Gallagher
The Equitable Center
787 Seventh Avenue
New York, NY 10019-6099
Attention:                       Jack H. Nusbaum, Esq.  and
                                 Steven A. Seidman, Esq.
Facsimile No.: (212) 728-8111

or to such other address as any party hereto may designate for itself by notice given as herein provided.

9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                            (Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Parent Stockholder Agreement to be executed as of the date first above written.

MARKET GUIDE INC.                           STOCKHOLDER

By:
Name:                                       (Signature)
Title:

                                            (Signature of Spouse)


                                            (Print Name of Stockholder)


                                            (Print Street Address)


                                            (Print City, State and Zip)


                                            (Print Telephone Number)


                                            (Social Security or Tax I.D. Number)

Total Number of Shares of Parent Common Stock owned on the date hereof:

Common Stock:

State of Residence:

                                     ANNEX A
                                IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                                MULTEX.COM, INC.

The undersigned stockholder of Multex.com, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints the members of the Board of Directors of Market Guide Inc., a New York corporation ("Company") and each of them, or any other designee of Company, up to and through the Expiration Date, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Irrevocable Proxy is irrevocable, is coupled with an interest, including, but not limited to, that certain Parent Affiliate Agreement dated as of even date herewith by and between Parent and the undersigned, and is granted in consideration of Company entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") by and among Parent and Merengue Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company which Reorganization Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares as indicated in
Section 2 of the Parent Stockholders Agreement, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting in favor of approval and adoption of the Reorganization Agreement and of the transactions contemplated thereby.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                           (SIGNATURE PAGE TO FOLLOW)

June 8K Multex



This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  June __, 1999
                                     -------------------------------------
                                     (Signature of Stockholder)


                                     -------------------------------------
                                     (Print Name of Stockholder)


                                     Shares beneficially owned:


                          _______________________ shares of Parent Common Stock

                           PARENT AFFILIATE AGREEMENT
                                  June __, 1999
Multex.com, Inc.
33 Maiden Lane, 5th Floor
New York, New York  10038
Ladies and Gentlemen:
Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of June __, 1999 (the "Reorganization Agreement"), by and among Multex.com, Inc., a Delaware corporation ("Parent"), Merengue Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Market Guide Inc., a New York corporation ("Company"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "Transaction").

The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Parent, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other stockholders of Parent, Merger Sub, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Reorganization Agreement).

The undersigned hereby represents and warrants to and agrees with Parent that:

                  The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

                  The undersigned has carefully read this letter agreement and the Reorganization Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for the Parent;

                  The undersigned is the owner of the number of shares of Parent Common Stock (the "Shares") set forth below, and did not acquire any of the Shares in contemplation of the Transaction.

                  The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) until the Pooling Period (as defined herein) has concluded, to a transferee that has not agreed in writing to be bound hereby.

                  Any other provisions of this letter agreement to the contrary notwithstanding, except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "Pooling
Period"), the undersigned will not engage, in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of, any shares of Parent Common Stock which the undersigned currently owns or otherwise acquires after the execution of this Agreement and during the Pooling Period, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities.

                  As promptly as practicable after the Effective Time, Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations, which results will be published within 60 days of the Effective Time.

                  This Parent Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts. This Parent Affiliate Agreement shall terminate immediately upon the termination of the Reorganization Agreement in accordance with its terms.

                            (Signature Page Follows)

NYOLIB1\BBM\146225.05(34TT05!.DOC)                        7


                  IN WITNESS WHEREOF, the parties have caused this Parent Affiliate Agreement to be executed as of the date first above written.
                                                     Very truly yours,


                                                     (print name)
                                                     Number       of      Shares
                                                     beneficially  owned  as  of
                                                     the date hereof:

Accepted as of __________ _____, 1999 MULTEX.COM, INC.
By:
Name:
Title:

                           COMPANY AFFILIATE AGREEMENT

                                  June __, 1999


Multex.com, Inc.
33 Maiden Lane, 5th Floor
New York, New York  10038

Ladies and Gentlemen:

                  Pursuant to the terms of an  Agreement  and Plan of Merger and
Reorganization, dated as of June __, 1999 (the "Reorganization Agreement"), by and among Multex.com, Inc., a Delaware corporation ("Parent"), Merengue Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Market Guide Inc., a New York corporation ("Company"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "Transaction").

                  The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

                  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other stockholders of Parent, Merger Sub, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Reorganization Agreement).

                  The undersigned hereby represents and warrants to and agrees with Parent that in the event the undersigned receives any shares of Parent Common Stock as a result of the Transaction:

                  The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

                  The undersigned has carefully read this letter agreement and the Reorganization Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for the Company;

          The undersigned is the owner of the number of shares of Company Common Stock (the "Shares") set forth below, and did not acquire any of the Shares in contemplation of the Transaction.

          The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) until the Pooling Period (as defined herein) has concluded, to a transferee that has not agreed in writing to be bound hereby;

          The undersigned has been advised that the issuance of Parent Common Stock to the undersigned in connection with the Transaction has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Transaction was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, or otherwise dispose of Parent Common Stock issued to [it] [him] [her] in the Transaction unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 or (iii) in the opinion of counsel reasonably acceptable to Parent (it being understood that the law firm of Brobeck, Phleger & Harrison LLP is deemed to be reasonably satisfactory to Parent), such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act;

          The undersigned understands that, except as provided in the Reorganization Agreement or herein, Parent is under no obligation to register the sale, transfer, or other disposition of Parent Common Stock by the undersigned or on [its] [his] [her] behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

          The undersigned also understands that, until the Pooling Period has concluded, Parent may impose stop transfer instructions or elect to not permit the transfer of shares of Parent Common Stock or the issuance of a new certificate representing such shares unless and until such a transfer can be made without adversely affecting the ability of Parent or the surviving corporation to account for the business combination to be effected by the Transaction as a pooling of interests, and that there will be placed on the certificates for Parent Common Stock issued to [it] [him] [her], or any substitutions therefor, a legend stating in substance:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE __, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND MULTEX.COM, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MULTEX.COM, INC.;

          The undersigned also understands that, unless the sale, transfer, or other disposition by [it] [him] [her] of Parent Common Stock issued to [it] [him] [her] has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS;

          Except for the Reorganization Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (i) between Company and the undersigned and (ii) between the undersigned and any other of Company's stockholders.

          With a view to making available to the undersigned the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, Parent or the surviving company, as the case may be, agrees to: (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"); (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent or the surviving company, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) so long as the undersigned owns any Parent Common Stock, furnish to the undersigned upon request, a written statement by Parent or the surviving company, as the case may be, as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of such entity, and such other reports and documents so filed as the undersigned may reasonably request in availing itself of any rule or regulation of the SEC allowing the undersigned to sell any such securities without registration.

          Any other provisions of this letter agreement to the contrary notwithstanding, except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "Pooling
Period"), the undersigned will not engage, in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of, any of the following:

                        a. any shares of Parent Common Stock which the undersigned may acquire in connection with the Transaction, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

                        b. the shares of Company Common Stock and options or warrants to purchase Company Common Stock beneficially owned by the undersigned; or

                        c. any shares of Company Common Stock or any other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this letter agreement.

          As promptly as practicable after the Effective Time, Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations, which results will be published within 60 days of the Effective Time.

          This Company Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts. This Company Affiliate Agreement shall terminate immediately upon the termination of the Reorganization Agreement in accordance with its terms.



                            (Signature Page Follows)

                 SIGNATURE PAGE FOR COMPANY AFFILIATE AGREEMENT












                 SIGNATURE PAGE FOR COMPANY AFFILIATE AGREEMENT

                  IN WITNESS WHEREOF, the parties have caused this Company Affiliate Agreement to be executed as of the date first above written.

                                                     Very truly yours,




                                                    (print name)

                                                     Number       of      Shares
                                                     beneficially  owned  as  of
                                                     the date hereof:





Accepted as of __________ _____, 1999

MULTEX.COM, INC.


By:
Name:
Title:

                              STOCKHOLDER AGREEMENT

NYOLIB1\BBM\146038.06(34_M06!.DOC)
                                                          6
                  This STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of June __, 1999 between Multex.com, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Market Guide Inc., a New York corporation ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Reorganization Agreement described below.

                                    RECITALS

                  WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of June __, 1999 by and among Parent, Merengue Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") in which each outstanding share of capital stock of Company (the "Company Capital Stock") will be converted into shares of common stock of Parent (the "Parent Shares") at the exchange rate set forth in the Reorganization Agreement (the "Transaction");

                  WHEREAS, in order to induce Parent to enter into the Reorganization Agreement and consummate the Transaction, Company has agreed to use its reasonable best efforts to cause each stockholder of Company who is an affiliate of Company to execute and deliver to Parent a Stockholder Agreement upon the terms set forth herein; and

                  WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement (the "Shares").

                  NOW, THEREFORE, the parties agree as follows:

                  1.       Agreement to Retain Shares.

                  1.1      Transfer and Encumbrance.

                  (a) Stockholder represents and warrants to Parent that (w) Stockholder is the beneficial owner of the Shares; (x) the Shares constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Company; (y) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances; and (z) Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

                  (b) Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as defined in the Reorganization Agreement) or (ii) termination of the Reorganization Agreement in accordance with the terms thereof.

                  1.2 New Shares. Stockholder agrees that any shares of capital stock or voting securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                  2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal, state or foreign court barring such action, in favor of approval and adoption of the Reorganization Agreement and of the Transaction and against any transaction that may prevent or materially impede the Transaction. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from acting in his capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in his capacity as a stockholder of Company.

                  3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and all New Shares in respect of which Stockholder is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney up to and through the Expiration Date to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

                  4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

                  (a) Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

                  (b) Until the Expiration Date, Stockholder will not (and will use Stockholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder, Company or any of the same, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the stockholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating its fiduciary duties.

                  (c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

                  5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

                  6. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

                  7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date or the termination of the Reorganization Agreement in accordance with its terms.

                  8. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent and to the Stockholder's agents or advisors in connection with the execution and performance of this Agreement.

                  9.       Miscellaneous.

                  9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                  9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                  9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

                  (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

                  (b)      if to Parent, to:

                  Multex.com, Inc.
                  33 Maiden Lane, 5th Floor
                  New York, New York  10038
                  Attention:     Philip Callaghan
                  Facsimile No:  (212) 742-9561
                  Telephone No: (212) 859-9901

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York  10019
                  Attention: Alexander D. Lynch, Esq.
                  Facsimile No.: (212) 586-7878
                  Telephone No.: (212) 581-1600

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                  9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.



                            (Signature Page Follows)

                     SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be executed as of the date first above written.

MULTEX.COM, INC.                            STOCKHOLDER



By:
Name:                                       (Signature)
Title:


                                            (Signature of Spouse)


                                            (Print Name of Stockholder)


                                            (Print Street Address)


                                            (Print City, State and Zip)


                                            (Print Telephone Number)


                                            (Social Security or Tax I.D. Number)



Total Number of Shares of Company Common Stock owned on the date hereof:

Common Stock:

State of Residence:

                     SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

                                     ANNEX A


                                IRREVOCABLE PROXY


                                TO VOTE STOCK OF


                                MARKET GUIDE INC.



                  The undersigned stockholder of Market Guide Inc., a New York corporation ("Company"), hereby irrevocably appoints the members of the Board of Directors of Multex.com, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, up to and through the Expiration Date, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

                  This Irrevocable Proxy is irrevocable, is coupled with an interest, including, but not limited to, that certain Company Affiliate
Agreement dated as of even date herewith by and among Parent, and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") by and among Parent and Merengue Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company which Reorganization Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares as indicated in Section 2 of the Stockholders Agreement, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Reorganization Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



                            (Signature Page Follows)

                                         SIGNATURE PAGE TO IRREVOCABLE PROXY

This  Irrevocable   Proxy  is  coupled  with  an  interest  as aforesaid and is irrevocable.

Dated:  June __, 1999
                                           -------------------------------------
                                             (Signature of Stockholder)


                                           -------------------------------------
                                            (Print Name of Stockholder)


                                            Shares beneficially owned:


                         _______________________ shares of Company Common Stock

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                               MARKET GUIDE INC.

ARTICLE I - OFFICES

The principal office of the Corporation shall be at 2001 Marcus Avenue, Suite South 200, Lake Success, NY 11042. The Corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the Corporation may require. ARTICLE ii-SHAREHOLDERS

                  PLACE OF MEETINGS.

Meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New York as the board shall authorize.
                  ANNUAL MEETING.

The annual meeting of the shareholders shall be held on the 1st Wednesday of August in each year or as soon thereafter as practicable, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.
                  SPECIAL MEETINGS.

Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting.
Business transacted at a special meeting shall be confined to the purposes stated in the notice.
                  NOTICE OF MEETINGS OF SHAREHOLDERS.

Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.
                  WAIVERS.

Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.
                  QUORUM OF SHAREHOLDERS.

Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.
                  CHAIRMAN.

At each meeting of the stockholders, the chairman or, in his absence or inability to act, any person chosen by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.
                  ORDER OF BUSINESS.

The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                  LIST OF STOCKHOLDERS.

A list of the stockholders entitled to vote at any meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
                  INSPECTORS.

The board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the Inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
                  PROXIES.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.
                  QUALIFICATION OF VOTERS.

Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.
                  VOTE OF SHAREHOLDERS.

Except as otherwise required by statute or by the certificate of incorporation,

directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

all other corporate action shall be authorized by a majority of the votes cast. written consent of shareholders.

Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation. ARTICLE III
- DIRECTORS

                  board of directors.

Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and need not be shareholders.
                  number of directors.

The number of directors shall be no less than three nor no more than nine. When all of the shares are owned by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The board of directors shall determine the number of directors to be elected at anytime.
                  election and term of directors.

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.
                  newly created directorships and vacancies.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.
                  removal of directors.

Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.
                  resignation.

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.
                  quorum of directors.

Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.
                  action of the board.

Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.
                  place and time of board meetings.

The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.
                  regular annual meeting.

A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.
                  notice of meetings of the board, adjournment.


Regular meeting of the board may be held without notice at such time and place as it shall from time-to-time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.
                  action without a meeting.

Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.
                  telephonic participation.

Any one or more members of the board, or any committee thereof, may participate in a meeting of the board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.
                  chairman.

At each meeting of the board, the chairman or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The secretary or, in his absence or inability to act, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.
                  contracts.


No contract or other transaction between this corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors of such other corporation, provided that such facts are disclosed or made know to the board of directors.

Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the board of directors, and provided that the board of directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.
                  executive and other committees.

The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.
                  compensation.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. article iv- officers offices, election, term.


Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.
                  removal, resignation, salary, etc.


Any officer elected or appointed by the board may be removed by the board with or without cause.

In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

Any two or more offices may be held by the same person, except the offices of president and secretary. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

The salaries of all officers shall be fixed by the board.

The directors may require any officer to give security for the faithful performance of his duties.

                  the PRESIDENT.

The president shall be the chief executive officer of the corporation and shall have general and active supervision and direction over the business operations and affairs of the corporation and over its several officers, agents and employees, subject, however, to the direction and the control of the board of directors.
                  vice president.

Each vice president shall have such powers and perform such duties as from time to time may be assigned to him by the board. the treasurer.

The treasurer or assistant treasurer designated by the secretary or by the board in the treasurer's absence or disability, shall:

have charge and custody of, and be responsible for, all the funds and securities of the corporation;

keep full and accurate accounts of receipts and disbursements in books belonging to the corporation;

cause all moneys and other valuables to be deposited to the credit of the corporation in such depositories as may be designated by the board;

receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever;

disburse the funds of the corporation and supervise the investment of its funds as ordered or authorized by the board, taking proper vouchers therefor; and

in general, have all the powers and perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board, the chairman of the board or the president.
                  the secretary.

The secretary or assistant secretary designated by the board in the secretary's absence or disability, shall:

record the proceedings of the meetings of the stockholders and directors in a minute book to be kept for that purpose;

see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

be custodian of the records and the seal of the corporation and affix and attest the seal to all stock certificates of the corporation (unless the seal of the corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the corporation under its seal;

see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

in general, have all the powers and perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board, the chairman of the board or the president.
                  sureties and bonds.

In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.
                  shares of other corporations.

Whenever the corporation is the holder of shares of any other corporation, any right or power of the corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the corporation by the president, any vice president, or such other person as the board of directors may authorize. article v - certificates certificates.

The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the chairman of the board, the president or a vice president and the treasurer or the secretary and shall bear the corporate seal.
                  lost or destroyed certificates.

The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.
                  transfers of shares.


Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.
                  record date.

In lieu of closing the share records of the corporation, the board of directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.
article vi - dividends

Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve. article vii - corporate seal

The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporation obligation for the payment of money may be a facsimile, engraved or printed. article viii - EXECUTION of instruments

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate. article ix - fiscal year

The fiscal year shall begin the first day of March in each year.
article x - References to certificate of incorporation

Reference to the certificate of incorporation in these By-Laws shall include all amendments thereto or changes thereof unless specifically excepted.
article xi - indemnification of officers and directors

The officers and directors of the Corporation shall be entitled to indemnifica-tion to the maximum extent permitted by New York State law.
article xii - by-law changes

AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

Except as otherwise provided in the certificate of incorporation the By-Laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-Laws may also be amended, repealed or adopted by the board but any By-Law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

If any By-Law regulating an impending election of directors is adopted, amended or repeated by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

                  For Immediate Release



                                                         NEWS RELEASE



Contact:

Media Relations           Investor Relations        Media Relations
For Multex.com            For Multex.com            For Market Guide:
Courtney Darby/Renee      Joseph Jaffoni            Peter Sluka
Kemish                    Jaffoni & Collins         Market Guide Inc.
Middleberg + Associates   Incorporated             (516) 327-2400 Ext:145
(212) 699-2545/2552       (212) 835-8500            psluka@marktguide.com
courtney@middleberg.com   mltx@jcir.com
renee@middleberg.com






                    Multex.com Agrees to Acquire Market Guide

          Market Guide Acquisition Valued at Approximately $159 million at the Time of Announcement



NEW YORK, June 23, 1999 -- Multex.com, Inc. (Nasdaq: MLTX) and Market Guide Inc. (Nasdaq: MARG) today announced they have signed a definitive agreement for Multex.com to acquire Market Guide Inc., a leading provider of financial information on the Internet. The transaction is structured as a merger of a newly formed subsidiary with and into Market Guide, with Market Guide shareholders receiving approximately 5.6 million shares of Multex.com stock.

Market Guide is an industry-leading Internet provider of value-added financial content for both individual investors and institutional investors, covering over 12,000 publicly traded companies. Following the consummation of the acquisition, Market Guide expects to make Multex.com's investment research and earnings estimates available through its Web site, http://www.marketguide.com, as well as through its over 100 leading Internet distribution partners, which include leading brands such as America Online, Ameritrade, Bridge Information Systems, CBS MarketWatch, Charles Schwab & Co., CNNfn, E-Trade, FactSet Research Systems, Reuters, The Motley Fool, The Street.com, Wall Street Journal Interactive, Waterhouse Securities and Yahoo!.

The acquisition will enable Multex.com to leverage Market Guide's extensive Internet distribution network, unique financial content and brand. In addition, the acquisition will allow Multex.com to substantially increase the quantity and scope of its proprietary financial content and analysis, strengthening the Company's position as a leading online investment research network for individual and institutional investors.

Multex.com expects to integrate Market Guide's proprietary financial databases into all its Internet research services, including MultexNET, MultexEXPRESS, Multex Research-on-Demand and Multex Investor Network.

"Market Guide represents an excellent strategic and financial transaction for Multex.com. We look forward to leveraging Market Guide's premiere content as well as working closely with Market Guide's strategic distribution partners," said Isaak Karaev, president and CEO of
                                     (more)
Page 2

Multex.com.  "Both  Multex.com  and Market Guide are dynamic  brands  within the rapidly expanding Internet financial services market. By combining our complementary business models, proprietary content, audience reach, and Internet technology, we believe we have the opportunity to create one of the largest and fastest growing investment and financial research destinations on the Internet."

"Both Market Guide and Multex.com share the same vision of being the benchmark for high quality financial content, research and analysis over the Internet," said Homi Byramji, President and CEO of Market Guide. "Together, we will supply more professional Web sites with investment data than any other financial information provider. In addition, the combination of our broad network of Internet distribution partners will enable millions of individual and institutional investors worldwide to access our leading content."

Under the terms of the merger agreement, Market Guide shareholders will receive one share of Multex.com stock for each outstanding share of Market Guide stock. The acquisition, which is expected to close within 120 days, has been approved by both companies' Boards of Directors and is subject to customary conditions including approval by the stockholders of Multex.com and Market Guide. Multex.com, Inc. expects to account for this transaction under the pooling method of accounting. Market Guide Inc. will retain its key management and be operated as a wholly owned subsidiary of Multex.com, Inc. In addition to continuing to serve as Market Guide's President and CEO, Homi Byramji will join Multex.com's Board of Directors.

About Multex.com, Inc.

Multex.com (http://www.multex.com) is a leading provider of online investment research and information services designed to meet the needs of individual and institutional investors, including investment banks, brokerage firms and corporations. Multex.com's services enable timely online access to over 1.2 million research reports and other investment information on over 20,000 companies published by more than 500 investment banks, brokerage firms and third-party research providers worldwide. More than 1,000,000 individual investors, institutional investors and financial professionals, including mutual fund managers, portfolio managers, brokers and their clients have access to Multex.com's services. For individual investors, Multex.com has recently launched the Multex Investor Network (http://www.multexinvestor.com), an
Internet service targeting the rapidly growing online individual investor market.

About Market Guide Inc.

Market Guide Inc., the benchmark for quality financial information, is the leader in providing the broadest coverage of professional grade financial data over the Internet. Market Guide supplies more professional Web sites with quality investment data than any other database and software company. Market Guide specializes in the compilation, integration, display and delivery of a superior quality database of descriptive and analytic information on over 12,000 publicly traded domestic and foreign corporations. Well known to professional investors for 16 years, the company distributes its services through more than 100 on-line vendors and independent finance oriented web sites including, ADP, AltaVista, America Online (NYSE: AOL), Ameritrade Holding Corp. (Nasdaq: AMTD), Bridge Information Systems, Briefing.com, CNNfn, Charles Schwab & Co., (NYSE:
SCH), DBC (Nasdaq: DBCC), FactSet Research Systems, Individual Investor Group (Nasdaq: INDI), National Discount Brokers Group (NYSE: NDB), One Source (Nasdaq:
ONES), PC Quote (Amex: PQT), Pointcast, Quote.com, Reuters (Nasdaq: RTRSY), Telemet America, The Motley Fool, TheStreet.com (Nasdaq: TSCM), Track Data (Nasdaq: TRAC), Wall Street Journal Interactive, Wall Street Source, Waterhouse Securities and Yahoo! (Nasdaq: YHOO), as well as through its own web site - The Market Guide Investment Center (http://www.marketguide.com).


Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to a number of factors, including and without limitation: (i) risks relating to the merger, such as risks that the proposed merger may not be consummated, risks involved in assimilating Market Guide, risks involved in integrating, retaining and motivating key Market Guide personnel, risks related to integrating and managing geographically-dispersed operations, risks related to integrating the technologies and infrastructures of the companies, and risks related to the acceptance by Market Guide's customers of the merger; (ii) risks inherent in Market Guide's business, such as its dependence on maintaining relationships with key customers; (iii) the risk that Market Guide's customers and distribution partners will not utilize any additional services of the combined company; (iv) risks relating to the achievement by Multex.com of new revenues from Market Guide's operations; and
(v) risks relating to Multex.com's ongoing operations as detailed in Multex.com's filings from time to time with the Securities and Exchange
Commission. Multex.com does not assume any obligation to update the forward-looking information contained in this press release.

SOURCE: Multex.com, Inc.